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                                                                  Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Investment Series, Inc.:
   RiverSource Balanced Fund
   RiverSource Diversified Equity Income Fund
   RiverSource Mid Cap Value Fund

We consent to the use of our reports dated November 20, 2006 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP

Minneapolis, Minnesota
November 26, 2007